UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024 (January 10, 2024)

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

TransCode Therapeutics, Inc. (the “Company”) hereby furnishes the following estimate with respect to its preliminary cash balance at December 31, 2023:

•	Cash of approximately $2.8 million at December 31, 2023.

This estimate is preliminary and subject to completion of the Company’s financial statements as of and for the year ended December 31, 2023. The actual amount that the Company reports will be subject to the completion of its financial closing procedures and any final adjustments that may be made prior to the time its results for the year ended December 31, 2023, are finalized and filed with the Securities and Exchange Commission. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the Company’s cash and, accordingly, does not express an opinion or any other form of assurance with respect to this amount. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. The Company assumes no duty to update this preliminary estimate except as required by law.

The information under this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On January 10, 2024, Robert Michael Dudley entered into a separation agreement with the Company pursuant to which he resigned from his position as the Company’s President and Chief Executive Officer, and as a director of the Company, in each case effective January 13, 2024. Mr. Dudley’s decision to resign is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Under the separation agreement, the Company agreed to pay Mr. Dudley a severance payment in the amount of $34,607.70 within seven days of the effective date (as defined in the separation agreement) and to accelerate the vesting of all of Mr. Dudley’s outstanding option awards that would have otherwise vested during the 12-month period following the separation date and extend the exercise period of these awards through the 12-month period following the separation date. Mr. Dudley also entered into a customary release of claims in favor of the Company. The foregoing description of the separation agreement is not complete and is qualified in its entirety by reference to the full text of the separation agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Interim President and Chief Executive Officer

Thomas A. Fitzgerald, the Company’s Chief Financial Officer, was appointed to serve as the Company’s Interim President and Chief Executive Officer, effective January 13, 2024. He will continue to serve as the Company’s Chief Financial Officer.

The information required by Items 401 and 404(a) of Regulation S-K is hereby incorporated by reference for Mr. Fitzgerald from the Company’s Proxy Statement filed on April 10, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation to effect a 1-for-40 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), as of 12:01 a.m. Eastern Time on January 16, 2024 (the “Effective Time”). Beginning with the opening of trading on January 16, 2024, the Company’s Common Stock is expected to trade on the Nasdaq Capital Market on a split-adjusted basis under a new CUSIP number 89357L 303. The Company’s Common Stock will continue to trade under the symbol “RNAZ.”

At a Special Meeting of Stockholders held on January 8, 2024, the Company’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect the Reverse Split at a ratio of any whole number between 1-for-10 and 1-for-40, with such ratio and the timing of the Reverse Split to be determined by the Board.

As a result of the Reverse Split, every forty (40) shares of the Company’s Common Stock issued and outstanding as of the Effective Time will automatically be converted into one (1) share of Common Stock, but without any change in the par value per share. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options and warrants, as well as the applicable exercise price. The Reverse Split will not change the number of authorized shares of Common Stock. Immediately after the Effective Time, the Company will have approximately 627,448 shares of Common Stock issued and outstanding.

Vstock Transfer LLC (“Vstock”), the Company’s transfer agent, is acting as exchange agent for the Reverse Split. The Reverse Split will affect all stockholders uniformly, except with respect to the treatment of fractional shares. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number. Beneficial owners whose shares are held in “street name” through banks, brokers, custodians or other nominees will have their holdings automatically adjusted without further action by such banks, brokers, custodians or other nominees, who will be instructed by Vstock to give effect to the Reverse Split. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If a stockholder’s shares are held by a bank, broker, custodian or other nominee and that stockholder has any questions in this regard, that stockholder is encouraged to contact the bank, broker, custodian or other nominee holding their shares for more information.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 11, 2024, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached as Exhibit 99.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of TransCode Therapeutics, Inc.
10.1	Separation Agreement, dated January 10, 2024, by and between TransCode Therapeutics, Inc. and Robert Michael Dudley.
99.1	Press Release, dated January 11, 2024.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024	TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer